UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 6, 2024

Key Tronic Corporation
(Exact name of registrant as specified in its charter)

Washington		0-11559	91-0849125
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

4424 North Sullivan Road	Spokane Valley,	Washington	99216
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code (509) 928-8000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	KTCC	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Explanatory Note
This Current Report on Form 8-K/A (this “Amendment”) amends, and should be read in conjunction with, the Current Report on Form 8-K previously filed by Key Tronic Corporation (the “Company,” “our” or “we”) with the Securities and Exchange Commission on May 10, 2024 (the “Original Report”).

ITEM 1.05 MATERIAL CYBERSECURITY INCIDENTS
As disclosed in the Original Report, on May 6, 2024, the Company detected unauthorized third party access to portions of its information technology (“IT”) systems (the “cybersecurity incident”). Upon detection of this outside threat, the Company activated its cyber incident response procedure to investigate, contain, and remediate the incident, including engaging external cybersecurity experts to help investigate the scope and impact of the cybersecurity incident and notifying law enforcement. The cybersecurity incident caused disruptions, and limitation of access, to portions of the Company’s business applications supporting aspects of the Company’s operations and corporate functions, including financial and operating reporting systems.

As a precautionary measure, the Company halted domestic and Mexico operations for approximately two weeks during remediation efforts, but other international operations continued without disruption. As of the date of this filing, the Company’s operations and corporate functions have been restored, and we believe that the unauthorized third party no longer has access to the Company’s IT systems.

Since the date of the Original Report, the Company has determined that the threat actor accessed and exfiltrated limited data from the Company’s environment, which includes some personally identifiable information. The Company is in the process of providing appropriate notifications to potentially affected parties and to regulatory agencies as required by applicable law.

The Company has also incurred, and may continue to incur, expenses related to the cybersecurity incident, including approximately $600,000 to date related to external cybersecurity experts. The Company believes that the impact to profit margins due to lost production for approximately two weeks in its domestic and Mexico operations and the incremental expense measures to recover from and remediate the cybersecurity incident will have a material impact on the Company's financial condition and results of operations during the fourth quarter ending June 29, 2024.

Forward-Looking Statements. This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements address the Company’s expectations or beliefs regarding future events, actions or performance, including the investigation, containment and remediation of the cybersecurity incident and the impact on the Company, including its financial condition and results of operations. Factors that could affect future developments and performance include the completion of the Company’s investigation, the possibility that containment and remediation may not be successful, the improper use of exfiltrated information and related regulatory proceedings or litigation and other risks and factors contained in the documents that the Company has filed with the Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TRONIC CORPORATION (Registrant)
Date: June 14, 2024

	By:	/s/ Brett R. Larsen
Brett R. Larsen, Executive Vice President of Administration, CFO and Treasurer
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